Exhibit 10.20

GEORGIA PRIMARY BANK
2017 LONG-TERM INCENTIVE PLAN

GEORGIA PRIMARY BANK
2017 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

Page

SECTION 1	SECTION I. DEFINITIONS	3
1.1.	Definitions	3

SECTION 2	THE LONG-TERM INCENTIVE PLAN	7
2.1.	Purpose of the Plan	7
2.2.	Stock Subject to the Plan	7
2.3.	Administration of the Plan	7
2.4.	Eligibility and Limits	8

SECTION 3	TERMS OF AWARDS	8
3.1.	Terms and Conditions of All Awards	8
3.2.	Terms and Conditions of Options	9
3.3.	Terms and Conditions of Stock Appreciation Rights	11
3.4.	Terms and Conditions of Other Stock-Based Awards	12
3.5.	Terms and Conditions of Cash Performance Awards	12
3.6.	Treatment of Awards on Termination of Service	13

SECTION 4	RESTRICTIONS ON STOCK	13
4.1.	Escrow of Shares	13
4.2.	Restrictions on Transfer	14

SECTION 5	GENERAL PROVISIONS	14
5.1.	Withholding	14
5.2.	Changes in Capitalization; Merger; Liquidation	14
5.3.	Compliance with Code	15
5.4.	Other Cash Awards	16
5.5.	Right to Terminate Employment or Service	16
5.6.	Non-Alienation of Benefits	16
5.7.	Restrictions on Delivery and Sale of Shares; Legends	16
5.8.	Listing and Legal Compliance	16
5.9.	Termination and Amendment of the Plan	17
5.10.	Stockholder Approval	17
5.11.	Choice of Law	17
5.12.	Effective Date of Plan	17

GEORGIA PRIMARY BANK
2017 LONG-TERM INCENTIVE PLAN

SECTION 1 SECTION I. DEFINITIONS

1.1.          Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)            “Affiliate” means:

(1)          Any Subsidiary or Parent;

(2)          An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)          Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)            “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)            “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions, and restrictions set forth in such written program.

(d)            “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Other Stock-Based Awards, and Stock Appreciation Rights.

(e)            “Board of Directors” means the board of directors of the Company.

(f)             “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)            “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

(h)            “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(i)             “Company” means Georgia Primary Bank, a bank organized under the laws of the State of Georgia.

(j)             “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the longterm disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations promulgated thereunder.

(l)             “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(m)           “Fair Market Value” means the value of a share of Stock as of a date, determined as follows:

(1)          if the shares of Stock are readily tradable or reported on an established securities market, Fair Market Value of the Stock may be determined based upon the last sale before or the first sale after such date, the closing price on the trading day before or the trading day of such date, the arithmetic mean of the high and low prices on the trading day before or the trading day of such date, or any other reasonable method using actual transactions in the Stock as reported by such market or system; or

(2)          if the shares of Stock are not readily tradable or reported on an established securities market, Fair Market Value of the Stock shall mean the fair market value of a share of Stock determined by the reasonable application of a reasonable valuation method, where such valuation method is based on the facts, circumstances, and all other available information that are material to the value of the Company as of the valuation date.

An “established securities market” includes a national securities exchange which is registered under Section 6 of the Exchange Act; a foreign national securities exchange which is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market. For purposes of Clause (1), Fair Market Value of a share of Stock also may be determined using an average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable determination date provided that the process under which the Award is granted irrevocably specifies the commitment to the grant with a price set using such an average selling price before the beginning of the specified period. For purposes of Clause (2), the use of a value previously calculated under a reasonable valuation method is not reasonable as of a later date if such calculation fails to reflect information available after the date of the calculation that may materially affect the value of the Company or if the value was calculated with respect to a date that is more than twelve (12) months earlier than the date for which the valuation is being used. For purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of the Stock shall be determined in accordance with any other applicable requirements of Code Section 409A. Notwithstanding anything to the contrary in this Section 1.1(m), for purposes of granting Incentive Stock Options, Fair Market Value of the Stock shall be determined in accordance with the requirements of Code Section 422.

(n)            “Incentive Stock Option” means an incentive stock option within the meaning of Code Section 422.

(o)            “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(p)            “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(q)            “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(r)             “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(s)            “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations and rulings thereunder.

(t)             “Participant” means an individual who receives an Award hereunder.

(u)            “Plan” means the Georgia Primary Bank 2017 Long-Term Incentive Plan.

(v)            “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)           in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (i) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (ii) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)           in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient where (i) the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient expires, if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (ii) with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before a date that is at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or in any case, as may otherwise be permitted under, or required by, Code Section 409A.

(w)           “Stock” means the Company’s common stock, $5.00 par value per share.

(x)            “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(y)            “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

(z)            “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE LONG-TERM INCENTIVE PLAN

2.1.          Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

2.2.          Stock Subject to the Plan.

(a)            Subject to adjustment in accordance with Section 5.2, 237,353 shares of Stock are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Awards, including without limitation, Incentive Stock Options.

(b)            Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted, or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted, or otherwise settled in full in Stock will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement, or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

2.3.          Administration of the Plan.

(a)            The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

(b)            Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Committee to do one or more of the following: (1) designate individuals (other than the individual(s) to whom such authority is delegated) to receive Awards under the Plan; (2) determine the number of shares of Stock or cash value subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock or cash value, as applicable, that may be granted subject to such Awards; (3) interpret the provisions of an Award Agreement or Award Program; and/or (4) determine the treatment of Awards upon a Termination of Employment or Separation from Service.

2.4.          Eligibility and Limits. Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s), unless the provisions of the applicable Award Agreement provide otherwise.

SECTION 3 TERMS OF AWARDS

3.1.          Terms and Conditions of All Awards.

(a)            The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan.

(b)            Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions, and restrictions as the Committee may determine to be appropriate, including without limitation, performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or, except as provided in the Plan, be made subject to the terms of an Award Program, containing such terms, conditions, and restrictions as the Committee may determine to be appropriate, including without limitation, performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)            The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)            Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)            Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards, other than Incentive Stock Options.

(f)             After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Award, except as otherwise permitted under the Plan or Award.

3.2.          Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company’s stockholders, or any extension of such period permitted by Code Section 422.

(a)            Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)            Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)            Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(1)          by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)          in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(3)          by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d)            Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)            Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year may be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)             Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)            Limitation on Repricing. Except as provided in Section 5.2, the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option if such reduction would have adverse tax implications under Code Section 409A.

3.3.          Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (i) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (ii) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid, or otherwise settled.

(a)            Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)            Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)            Limitation on Repricing. Except as provided in Section 5.2, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, if such reduction would have adverse tax implications under Code Section 409A.

3.4.          Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) a number of, or the value of, a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee, or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of a specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the performance criteria, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)            Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)            Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

3.5.          Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award; the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)            Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)            Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6.          Treatment of Awards on Termination of Service. Except as otherwise provided by Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise subsequently determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

4.1.          Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign, and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the period specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2.          Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5 GENERAL PROVISIONS

5.1.          Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, in kind or, if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock the Participant is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state, and local, if any, withholding obligations arising from the settlement or vesting of an Award.

5.2.          Changes in Capitalization; Merger; Liquidation.

(a)            The number and kind of shares of Stock reserved for the grant of Options, Stock Appreciation Rights, and Other Stock-Based Awards under the Plan; the number and kind of shares of Stock pertaining to each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award and reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of such Award; the Exercise Price of each outstanding Option; the threshold price of each outstanding Stock Appreciation Right; and the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Committee shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)            In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards by the Company or by a third party, the settlement of any Award in cash or cash equivalents, the acceleration of Awards, the removal of restrictions on outstanding Awards, other adjustments to outstanding Awards, or the termination of outstanding Awards in exchange for the cash value, if any, determined in good faith by the Committee of the vested and/or unvested portion of the Awards, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. The Committee may also use the Plan to assume awards not originally granted under the Plan. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)            Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer in lieu of the shares of Stock that are subject to the Award.

(d)            The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3.          Compliance with Code.

(a)            Code Section 422. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)            Code Section 409A. Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Code Section 409A (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction, or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and/or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.4.          Other Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state, and local income taxes imposed upon such person as a consequence of the receipt, vesting, or settlement of the Award.

5.5.          Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement or Award Program confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6.          Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

5.7.          Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration, or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8.          Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9.          Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award. The Board of Directors shall consider that to preserve the Plan’s ability to grant Incentive Stock Options, stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available for the grant of Incentive Stock Options under the Plan or changes the employees (or class of employees) eligible to receive Incentive Stock Options, or, subject to certain exceptions, if the Plan is assumed in connection with a corporate transaction which results in a change in either the granting corporation or the stock available for purchase or grant under the Plan.

5.10.        Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

5.11.        Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12.        Effective Date of Plan. The Plan shall become effective as of the date the Plan was approved by the Board of Directors.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective, pursuant to Section 5.12, as of March 21, 2017, the date of its adoption by the Board of Directors.

GEORGIA PRIMARY BANK

By:	/s Jane Skelton

Title:	Chief Financial Officer & Corporate Secretary

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